Exhibit 3.2

LIMITED LIABILITY COMPANY

OPERATING AGREEMENT

OF

EVERTEC, LLC

a Puerto Rico limited liability company

(the “Company”)

(Adopted as of April 17, 2012)

LIMITED LIABILITY COMPANY

OPERATING AGREEMENT

OF

EVERTEC, LLC

This LIMITED LIABILITY COMPANY OPERATING AGREEMENT (this “Agreement”) of EVERTEC, LLC, a limited liability company formed under the laws of the Commonwealth of Puerto Rico (the “Company”), is entered into this 17th day of April, 2012 by the entity set forth on Annex A hereto, as the sole member (collectively, the “Member”).

RECITALS.

WHEREAS, the Company was formed as a corporation pursuant to the filing of a Certificate of Incorporation, dated December 16, 1988 (as amended and restated on May 27, 2005 and September 30, 2010, the “Certificate of Incorporation”) with the Department of State of the Commonwealth of Puerto Rico, Registry Number 71,685;

WHEREAS, a corporation may be converted into a limited liability company by satisfying the conditions of Section 19.16 (H) of the General Corporations Law of the Commonwealth of Puerto Rico of 2009 (as the same exists or may hereafter be amended from time to time, the “General Corporations Law”), including, without limitation, approval of the conversion and of a limited liability company agreement in accordance with the Company’s organizational documents;

WHEREAS, each of the Company’s board of directors and sole stockholder has considered the possible conversion of the Company from a corporation into a limited liability company (the “Conversion”) and, after due consideration, has deemed it advisable and in the best interests of the Company to effect the Conversion; and

WHEREAS, each of the Company’s board of directors and sole stockholder has approved the Conversion and the entry into of this Agreement for the purposes of effecting the Conversion, in each case in accordance with the Company’s Certificate of Incorporation and Amended and Restated By-Laws, adopted on September 30, 2010.

AGREEMENT.

NOW, THEREFORE, in consideration of the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

ARTICLE I.

ORGANIZATION

Section 1.1 Formation. Thelma Rivera, as an “authorized person” within the meaning of the General Corporations Law, is executing, delivering and filing the Certificate of Formation of the Company (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Certificate of Formation”) with the Department of State of the

Commonwealth of Puerto Rico on the date hereof. Upon the filing of the Certificate of Formation with the Department of State of the Commonwealth of Puerto Rico, her powers as an “authorized person” shall cease, and the Board of Managers of the Company (the “Board”) thereupon shall become the designated “authorized persons” and shall continue as the designated “authorized persons” within the meaning of the General Corporations Law. Upon the filing of the Certificate of Formation with the Department of State of the Commonwealth of Puerto Rico, and the entering into of this Agreement by the Member, the Member hereby forms a limited liability company under the General Corporations Law.

Section 1.2 Name. The name of the Company is EVERTEC, LLC. The business of the Company shall be conducted under such name or such other names that comply with applicable Law as the Board may from time to time deem necessary or desirable.

Section 1.3 Purpose. The Company is formed for the main purpose of owning and operating a business engaged in developing, marketing, selling, leasing and providing products and services related to (1) transaction processing services, including card processing, item processing, cash processing, payment processing, electronic benefit transfer processing and program management, (2) business management solutions, including core bank processing, network solutions, business process outsourcing and fulfillment, and ticket processing, (3) the business of providing financial institutions with access to the ATH payment network, and (4) merchant acquiring, in each case in and out of Puerto Rico, and to engage in any other lawful act or activity of business for which limited liability companies may be organized pursuant to the General Corporations Law and other applicable Laws. The Company shall possess and may exercise all the powers and privileges granted by Law or by this Agreement, together with any powers incidental thereto, insofar as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the business purposes or activities of the Company.

Section 1.4 Registered Office; Registered Agent. The street address of the registered office of the Company in Puerto Rico is Carretera 176, Km. 1.3, Cupey Bajo, San Juan, Puerto Rico 00926 and the name of the Company’s initial resident agent at such address is EVERTEC, LLC.

Section 1.5 Additional Offices. The Company may, in addition to its registered office in the Commonwealth of Puerto Rico, have such other offices and places of business, both within and outside of the Commonwealth of Puerto Rico, as the Board may from time to time determine or as the business and affairs of the Company may require.

ARTICLE II.

MEMBER; MEMBER MEETINGS

Section 2.1 Member; Admission of Additional Members. The Member is hereby being admitted as the sole member of the Company, effective contemporaneously with the execution of this Agreement. The number and class of units of each Member are as set forth in Annex A, as the same shall be amended from time to time in accordance with the terms of this Agreement and the Stockholder Agreement. The Member, in its capacity as the member of the Company, shall not take part in the management of the Company’s business or transact any business for the Company and shall have no power to sign for or to bind the Company. Subject to the terms and conditions set forth in the Stockholder Agreement and this Agreement, the Member may assign its Interest in whole or in part at any time. Upon assignment of the Member’s entire (but not partial) Interest to a transferee in compliance with this Section 2.1, the transferee shall automatically be deemed admitted to the Company as a substituted member of the Company, the Member shall simultaneously be deemed to have resigned from the Company as a member of the Company, and the Company shall continue without dissolution (and all applicable references herein to the “Member” shall be read as references to the transferee as the substituted member of the Company), provided, in any event, that the transferee must agree, in a document or instrument delivered to the Board at or prior to the time of such substitution, to be bound by the terms of this Agreement. Subject to the approval of at least one Manager nominated to the board of directors of Holdco by a Principal Stockholder for so long as such Principal Stockholder’s Proportionate Percentage is 10% or more and such Principal Stockholder has the right to nominate a director to the board of directors of Holdco pursuant to Section 2 of the Stockholder Agreement, and subject to any other applicable provisions set forth in the Stockholder Agreement, the Board, in its sole discretion at any time and from time to time, may cause the Company to admit a Person as a member of the Company. Upon the admission to the Company of any additional member(s), the members of the Company and the Board shall amend this Agreement (including Annex A hereto) to reflect, inter alia, the admission of such additional member(s) and the initial capital contribution, if any, of such additional member(s).

Section 2.2 Annual Meetings. Annual meetings of the members shall be held at a place and time on any weekday that is not a holiday and that is not more than 120 days after the end of the fiscal year of the Company as shall be designated by the Board and stated in the notice of the meeting, at which the members shall elect the managers to serve as members of the Board (each, a “Manager”) and transact such other business as may properly be brought before the meeting.

Section 2.3 Special Meetings. Special meetings of the members, for any purpose or purposes, unless otherwise prescribed by Law, this Agreement, the Certificate of Formation or the Stockholder Agreement, may be called by the Chairman of the Board or the President and shall be called by the President or Secretary at the request in writing of a majority of the Board or members owning a majority of the Units entitled to vote thereat. Such request of the Board or the members shall state the purpose or purposes of the proposed meeting.

Section 2.4 Notices. Written notice of each members meeting stating the place, date and hour of the meeting shall be given to the member entitled to vote thereat by or at the direction of the officer calling such meeting not less than ten nor more than 60 days before the date of the meeting. If said notice is for a members meeting other than an annual meeting, it also shall state the purpose or purposes for which said meeting is called, and the business transacted at such meeting shall be limited to the matters so stated in said notice and any matters reasonably related thereto. Attendance of a Person at a meeting or the participation thereof therein shall constitute a waiver of the notice of such meeting, except when a Person attends a meeting for the express purpose of objecting at the commencement of the meeting that the same was not called nor commenced in accordance with the General Corporations Law.

Section 2.5 Quorum. Except as otherwise provided by Law, this Agreement, the Certificate of Formation or the Stockholder Agreement, a quorum for the transaction of business at any meeting of the members shall consist of holders of a majority of the total amount of Units outstanding and entitled to vote at such meeting. If a quorum shall not be present or represented at any meeting of the members, a majority of the members entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the reconvened meeting, a notice of said meeting shall be given to each member entitled to vote at said meeting. The members present at a duly convened meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough members to leave less than a quorum.

Section 2.6 Voting of Units.

Section 2.6.1. Voting Lists. The officer or agent who has charge of the Company’s records shall prepare, at least ten days before every meeting of members, a complete list of the members entitled to vote thereat arranged in alphabetical order and showing the address and the number of Units registered in the name of each member. Such list shall be open to the examination of any such member for any purpose germane to the meeting during ordinary business hours for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any member present. The Company’s records shall be prima facie evidence as to who are the members entitled to examine such records or to vote at any meeting of members. Failure to comply with the requirements of this Section 2.6.1 shall not affect the validity of any action taken at said meeting.

Section 2.6.2. Votes Per Share. Each stockholder shall be entitled to one vote in person or by proxy at every members meeting for each Unit held by such Member, as reflected in Annex A.

Section 2.6.3. Proxies. Every member entitled to vote at a meeting or to express consent or dissent without a meeting or a member’s duly authorized attorney-in-fact may authorize another Person or Persons to act for him by proxy. Each proxy shall be in writing, executed by the member giving the proxy or by his duly authorized attorney. No proxy shall be voted on or after three years from its date, unless the proxy provides for a longer period. Unless and until voted, every proxy shall be revocable at the pleasure of the Person who executed it or his legal representatives or assigns, except in those cases where an irrevocable proxy permitted by statute has been given.

Section 2.6.4. Required Vote. When a quorum is present at any meeting, the vote of the members, present in person or represented by proxy, of Units representing a majority of the Units entitled to vote thereon present in person or by proxy at the meeting shall decide any question brought before such meeting, unless the question is one upon which, by express provision of Law, this Agreement, the Certificate of Formation or the Stockholder Agreement, a different vote is required, in which case such express provision shall govern and control the decision of such question.

Section 2.6.5. Consents in Lieu of Meeting. Any action required to be or which may be taken at any meeting of members may be taken without a meeting, without prior notice and without a vote, if a consent in writing setting forth the action so taken shall be signed by the holders of outstanding Units having not less than the minimum amount of Units that would be necessary to authorize or take such action at a meeting at which all Units entitled to vote thereon were present and voted. Notwithstanding the foregoing, following an initial Qualified Public Offering, any action required to be or which may be taken at any meeting of the members may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by all of the holders of outstanding Member Units entitled to vote thereon. Prompt, written notice of the action taken by means of any such consent (other than any unanimous consent) shall be given to those members who have not consented in writing.

ARTICLE III.

BOARD OF MANAGERS

Section 3.1 Purpose. The business of the Company shall be managed by or under the direction of the Board, which may exercise all of the powers of the Company and do all such lawful acts and things as are not by Law, this Agreement, the Certificate of Formation or the Stockholder Agreement directed or required to be exercised or done by the members. Managers need not be members of the Company or residents of Puerto Rico.

Section 3.2 Number. The Board shall consist of nine Managers.

Section 3.3 Election; Removal; Vacancies. The Managers will be elected at any annual or special meeting of the members (or by written consent in lieu of a meeting of the members). Managers may be elected only in compliance with the provisions set forth in Section 2 of the Stockholder Agreement. Each Manager shall hold office until his successor has been duly elected and qualified pursuant to the terms of the Stockholder Agreement or until his earlier death, disability, resignation, termination (with or without cause) or other removal. Pursuant to Section 2 of the Stockholder Agreement, the Board shall be comprised of the same individuals then serving on the board of directors of Holdco.

Section 3.4 Compensation. Unless otherwise restricted by Law, this Agreement, the Certificate of Formation or the Stockholder Agreement, the Board shall have the authority to fix the compensation of Managers. The Managers may be reimbursed for their expenses, if any, of attending each meeting of the Board and may be paid either a fixed sum for attendance at each meeting of the Board or a stated salary for serving as a Manager. No such payment shall preclude any Manager from serving the Company in any other capacity and receiving compensation therefor. Members of committees of the Board may be paid like compensation for attending committee meetings.

ARTICLE IV.

BOARD MEETINGS

Section 4.1 Annual Meetings. The Board shall meet as soon as practicable after the adjournment of each annual members meeting at the place of the annual members meeting. No notice to the Managers shall be necessary to legally convene this meeting, provided that a quorum is present.

Section 4.2 Regular Meetings. Regular meetings of the Board shall be held within 60 days of the end of each fiscal year and at least once every fiscal quarter, in each case at such times and places as shall from time to time be determined by resolution of the Board and communicated to all Managers. Written notice of each regular meeting of the Board shall be given to each Manager at least five business days before the date of such meeting.

Section 4.3 Special Meetings. Special meetings of the Board (i) may be called by the Chairman of the Board or the President and (ii) shall be called by the President or Secretary on the written request of two or more Managers. Notice of each special meeting of the Board shall be given, either personally or as hereinafter provided, to each Manager at least 48 hours before the meeting if such notice is delivered personally or by means of telephone, telegram, telex, email or facsimile transmission and delivery; four days before the meeting if such notice is delivered by a recognized express overnight delivery service; and seven days before the meeting if such notice is delivered through the United States mail. Subject to the last sentence of this Section 4.3, any and all business may be transacted at a special meeting which may be transacted at a regular meeting of the Board. Except as may be otherwise expressly provided by Law, this Agreement, the Certificate of Formation, the Stockholder Agreement or a resolution approved by (x) a majority of the Managers then in office and (y) for so long as a Principal Stockholder’s Proportionate Percentage is 20% or more, at least one Manager nominated to the board of directors of Holdco by such Principal Stockholder, the notice for any special meeting of the Board also shall state the purpose or purposes for which said meeting is called, and the business transacted at such meeting shall be limited to the matters so stated in said notice and any matters reasonably related thereto.

Section 4.4 Quorum; Required Vote. A quorum for the transaction of business at any meeting of the Board shall consist of (i) a majority of the total number of Managers then in office and (ii) for so long as a Principal Stockholder or its Partial Rights Transferee beneficially owns, together with its Affiliates, at least 5% of the votes of the class A shares Holdco Common Stock entitled to vote at a meeting of the stockholders of Holdco, at least one Manager nominated to the board of directors of Holdco by such Principal Stockholder or Partial Rights Transferee, as applicable; provided, that, in the event a meeting of the Board is adjourned for a lack of a quorum because a Manager nominated to the board of directors of Holdco by such Principal Stockholder or Partial Rights Transferee has not appeared at a duly called meeting for which such Manager received proper notice, the absence of such Manager shall not prevent a quorum at a Reconvened Meeting at which a majority of the total number of Managers then in office are in attendance. The act of a majority of the Managers present at any meeting at which there is a quorum shall be the act of the Board, except as may be otherwise specifically provided by Law, this Agreement, the Certificate of Formation or the Stockholder Agreement. If a quorum shall not be present at any meeting, a majority of the Managers present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

Section 4.5 Consent in Lieu of Meeting. Unless otherwise restricted by Law, this Agreement, the Certificate of Formation or the Stockholder Agreement, any action required or permitted to be taken at any meeting of the Board or any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

ARTICLE V.

COMMITTEES OF MANAGERS

Section 5.1 Establishment; Standing Committees. The Board may by resolution establish, name or dissolve one or more committees, each committee to consist of three or more of the Managers and be comprised of such members of the Board as required by the Stockholder Agreement. Each committee shall keep regular minutes of its meetings and report the same to the Board when required.

Section 5.2 Available Powers. Any committee established pursuant to Section 5.1, but only to the extent provided in the resolution of the Board establishing such committee or otherwise delegating specific power and authority to such committee and as limited by Law, this Agreement, the Certificate of Formation and the Stockholder Agreement, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Company, and may authorize the seal of the Company to be affixed to all papers which may require it.

Section 5.3 Unavailable Powers. No committee of the Board shall have the power or authority to (a) amend the Certificate of Formation; (b) amend this Agreement; (c) adopt an agreement of merger or consolidation; (d) recommend to the members the sale, lease or exchange of all or substantially all of the Company’s property and assets, a dissolution of the Company or a revocation of such a dissolution; or (e) unless the resolution establishing such committee or the Certificate of Formation expressly so provides, declare a dividend or other distribution, authorize the issuance of Units or adopt a certificate of ownership and merger. Without limiting the foregoing, such committee may, but only to the extent authorized in the resolution or resolutions providing for the issuance of Units adopted by the Board (such resolution or resolutions subject to the approval of at least one Manager nominated to the board of directors of Holdco by a Principal Stockholder for so long as such Principal Stockholder’s Proportionate Percentage is 10% or more and such Principal Stockholder has the right to nominate a director to the board of directors of Holdco pursuant to Section 2 of the Stockholder Agreement), fix any of the preferences or rights of such Units relating to dividends, redemption, dissolution, any distribution of assets of the Company or the conversion into, or the exchange of such Units for, Units of any other class or classes or any other series of the same or any other class or classes of Units of the Company.

Section 5.4 Alternate Members. The Board may designate one or more Managers as alternate members of any committee, who may replace any absent or disqualified committee member at any meeting of such committee. If any Principal Stockholder or its Partial Rights Transferee has any director designation rights pursuant to the Stockholder Agreement, an alternate committee member of any Member designated to the board of directors of Holdco by such Principal Stockholder or Partial Rights Transferee shall be designated by such Principal Stockholder or Partial Rights Transferee.

Section 5.5 Procedures. The time, place and notice, if any, of meetings of a committee shall be determined by such committee. At meetings of a committee, a majority of the number of committee members designated by the Board shall constitute a quorum for the transaction of business. The act of a majority of the committee members present at any meeting at which a quorum is present shall be the act of the committee, except as otherwise specifically provided by Law, this Agreement, the Certificate of Formation or the Stockholder Agreement. If a quorum is not present at a meeting of a committee, the members present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present.

ARTICLE VI.

OFFICERS

Section 6.1 Elected Officers. The Board shall elect a President, a Secretary and a Treasurer (collectively, the “Required Officers”) having the respective duties enumerated below and may elect such other officers having the titles and duties set forth below that are not reserved for the Required Officers or such other titles and duties as the Board may by resolution from time to time establish.

Section 6.1.1. Chairman of the Board. The Chairman of the Board shall preside when present at all meetings of the members and of the Board. The Chairman of the Board shall advise and counsel the President and other officers and shall exercise such powers and perform such duties as shall be assigned to or required of the Chairman of the Board from time to time by the Board or this Agreement.

Section 6.1.2. President. The President (a) shall have general supervision of the affairs of the Company, (b) shall have general control of all of its business, subject to the ultimate authority of the Board and (c) shall be responsible for the execution of the policies of the Board. In the absence (or inability or refusal to act) of the Chairman of the Board, the President (if he or she shall be a Manager) shall preside when present at all meetings of the members and of the Board.

Section 6.1.3. Vice Presidents. In the absence (or inability or refusal to act) of the President, the Vice President (or, in the event there be more than one Vice President, the Vice Presidents in the order designated by the Board) shall perform the duties and have the powers of the President. Any one or more of the Vice Presidents may be given an additional designation of rank or function.

Section 6.1.4. Secretary. The Secretary shall attend all meetings of the members, the Board and (as required) committees of the Board and shall record the proceedings of such meetings in books to be kept for that purpose. The Secretary shall give, or cause to be given, notice of all meetings of the members and special meetings of the Board and shall perform such other duties as may be prescribed by the Board, the Chairman of the Board or the President. The Secretary shall have custody of the limited liability company seal of the Company and the Secretary, or any Assistant Secretary, shall have authority to affix the same to any instrument requiring it, and when so affixed, it may be attested by his or her signature or by the signature of such Assistant Secretary. The Board may give general authority to any other officer to affix the seal of the Company and to attest the affixing thereof by his or her signature. The Secretary shall keep, or cause to be kept, at the principal executive office of the Company or at the office of the Company’s transfer agent or registrar, if one has been appointed, records, or duplicative records, showing the names of the members and their addresses, the number and classes of Units held by each and, with respect to certificated Units, the number and date of certificates issued for the same and the number and date of certificates cancelled.

Section 6.1.5. Assistant Secretaries. The Assistant Secretary or, if there be more than one, the Assistant Secretaries in the order determined by the Board shall, in the absence (or inability or refusal to act) of the Secretary, perform the duties and have the powers of the Secretary.

Section 6.1.6. Treasurer. The Treasurer shall perform all duties commonly incident to that office (including, without limitation, the care and custody of the funds and securities of the Company which from time to time may come into the Treasurer’s hands and the deposit of the funds of the Company in such banks or trust companies as the Board or the President may authorize).

Section 6.1.7. Assistant Treasurers. The Assistant Treasurer or, if there shall be more than one, the Assistant Treasurers in the order determined by the Board shall, in the absence (or inability or refusal to act) of the Treasurer, perform the duties and exercise the powers of the Treasurer.

Section 6.1.8. Divisional Officers. Each division of the Company, if any, may have a president, secretary, treasurer or controller and one or more vice presidents, assistant secretaries, assistant treasurers and other assistant officers. Any number of such offices may be held by the same person. Such divisional officers will be appointed by, report to and serve at the pleasure of the Board and such other officers that the Board may place in authority over them. The officers of each division shall have such authority with respect to the business and affairs of that division as may be granted from time to time by the Board, and in the regular course of business of such division may sign contracts and other documents in the name of the division where so authorized; provided, that, in no case and under no circumstances shall an officer of one division have authority to bind any other division of the Company except as necessary in the pursuit of the normal and usual business of the division of which he is an officer.

Section 6.2 Election. All elected officers shall serve until their successors are duly elected and qualified or until their earlier death, disqualification, retirement, resignation or removal from office.

Section 6.3 Appointed Officers. The Board may also appoint or delegate the power to appoint such other officers, assistant officers and agents, and may also remove such officers and agents or delegate the power to remove the same, as it shall from time to time deem necessary, and the titles and duties of such appointed officers may be as described in Section 6.1 hereof for elected officers; provided, that, the officers and any officer possessing authority over or responsibility for any functions of the Board shall be elected officers.

Section 6.4 Multiple Officeholders; Manager and Member Officers. Any number of offices may be held by the same person, unless this Agreement, the Certificate of Formation or Stockholder Agreement provide otherwise. Officers need not be members or residents of the Commonwealth of Puerto Rico. Officers, such as the Chairman of the Board, possessing authority over or responsibility for any function of the Board must be Managers.

Section 6.5 Compensation; Vacancies. The compensation of elected officers shall be set by the Board. The Board also shall fill any vacancy in an elected office, subject to any requirements set forth in the Stockholder Agreement. The compensation of appointed officers and the filling of vacancies in appointed offices may be delegated by the Board to the same extent as permitted by this Agreement for the initial filling of such offices.

Section 6.6 Additional Powers and Duties. In addition to the foregoing especially enumerated powers and duties, the several elected and appointed officers of the Company shall perform such other duties and exercise such further powers as may be provided by Law, this Agreement, the Certificate of Formation or as the Board may from time to time determine or as may be assigned to them by any competent committee or superior officer.

Section 6.7 Removal. Any officer may be removed, either with or without cause, by a majority vote of the Managers in office at the time at any regular or special meeting of the Board.

ARTICLE VII.

UNIT CERTIFICATES

Section 7.1 Entitlement to Certificates. The Units of the Company shall be represented by certificates, provided that the Board may provide by resolution or resolutions that some or all of any or all classes or series of its Units shall be uncertificated. Any such resolution shall not apply to Units represented by a certificate until such certificate is surrendered to the Company.

Section 7.2 Multiple Classes of Units. Subject to the approval of at least one Manager nominated to the board of directors of Holdco by a Principal Stockholder for so long as such Principal Stockholder’s Proportionate Percentage is 10% or more and such Principal Stockholder has the right to nominate a director to the board of directors of Holdco pursuant to Section 2 of the Stockholder Agreement, the Board shall have the authority to cause the Company to issue more than one class of Units or more than one series of any class of Units. For the Company to issue any such Units, the Board shall adopt a resolution or resolutions setting forth a statement of the powers, designations, preferences and relative participating, optional or other special rights of each such class of Units or series thereof and the qualification, limitations or restrictions of such preferences and/or rights and whether or not such class or series of Units shall be uncertificated. If such class or series of Units is certificated, the power, designations, preferences and relative participating, optional or other special nights, and the qualification, limitations and restrictions of such preferences and/or nights, shall be set forth in full or summarized on the face or back of the certificate that the Company shall issue to represent such class or series of Units; provided, that, to the extent allowed by Law, in lieu of such statement, the face or back of such certificate may state that the Company will furnish a copy of such statement without charge to each requesting member.

Section 7.3 Signatures. Each certificate representing Units shall be signed by or in the name of the Company by (1) the Chairman of the Board, the President or a Vice President; and (2) the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company. The signatures of the officers of the Company may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to hold such office before such certificate is issued, it may be issued by the Company with the same effect as if he held such office on the date of issue.

Section 7.4 Issuance and Payment. Additional Persons may be admitted to the Company as members in accordance with Section 2.1, and Units may be created and issued to those Persons and to existing members for such consideration and to such Persons as the Board may determine from time to time. Any such admission of a new member will not be effective until (a) such new member has agreed in writing to be bound by all of the terms of this Agreement as then in effect and (b) the full amount of the consideration has been paid, unless upon the face or back of each certificate issued to represent any partly paid Units there shall have been set forth the total amount of the consideration to be paid therefor and the amount paid thereon up to and including the time said certificate is issued.

Section 7.5 Lost Certificates. The Board may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Company alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the Person claiming the certificate to have been lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Company a bond in such sum as it may direct as indemnity against any claim that may be made against the Company with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 7.6 Transfer of Units. Upon surrender to the Company or its transfer agent, if any, of a certificate for Units duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer and of the payment of all taxes applicable to the transfer of said Units, the Company shall be obligated to issue a new certificate to the Person entitled thereto, cancel the old certificate and record the transaction upon its books; provided, however, that, the Company shall not be so obligated unless such transfer was made in compliance with applicable state and federal securities Laws and shall not do so unless said transfer was made in compliance with the provisions of the Stockholder Agreement.

Section 7.7 Registered Units. The Company shall be entitled to recognize the exclusive right of a Person registered on its books as the owner of Units to receive dividends or other distributions, vote and be held liable for calls and assessments and shall not be bound to recognize any equitable or other claim to or interest in such Units on the part of any Person other than such registered owner, whether or not it shall have express or other notice thereof, except as otherwise provided by Law.

ARTICLE VIII.

TAXES

Section 8.1 Tax Elections. Each member acknowledges and agrees that the Company is intended to be classified and treated as a disregarded entity for United States income tax purposes and as a partnership for Commonwealth of Puerto Rico income tax purposes. The Company’s books of account shall be maintained on a basis consistent with such treatment. The Board shall cause the Company to make such elections under the Puerto Rico Internal Revenue Code of 2011, as amended, and the United States Internal Revenue Code of 1986, as amended, and other relevant tax Laws as to the treatment of items of the Company’s income, gain, loss, credit, deduction or any other relevant matters, as it deems necessary or appropriate. Each member hereby further agrees to take any measures necessary (or, if applicable, refrain from taking any action) to ensure that the Company is treated as a disregarded entity for Puerto Rico and United States income tax purposes.

ARTICLE IX.

ALLOCATIONS AND DISTRIBUTIONS

Section 9.1 Allocations. The Company, as a separate entity, is to be treated as a flow-through entity for United States and Commonwealth of Puerto Rico income tax purposes. The Company, as a separate entity, is to be disregarded for Puerto Rico and United States income tax purposes. The net profits and net losses of the Company, and other items of income, gain, loss, credit and deduction, will be allocated to each member, ratably in accordance with the Units set forth opposite such member’s name on Annex A hereto.

Section 9.2 Distributions. The Board, in its absolute discretion at any regular or special meeting, may declare distributions attributable to the Units to be paid in cash, property or securities of the Company, except to the extent limited by Law and, to the extent applicable, provisions of this Agreement, the Certificate of Formation and the Stockholder Agreement.

Section 9.3 Reserves. Before payment of any distribution, there may be set aside out of any funds of the Company available for distribution such sum or sums as the Board from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, for equalizing distributions, for repairing or maintaining any property of the Company or for such other purpose as the Board shall determine to be in the best interest of the Company. The Board may modify or abolish any such reserve in the manner in which it was created.

Section 9.4 Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company, after payment or provision for payment of the debts and other liabilities of the Company, the members shall be entitled to receive all the remaining assets of the Company available for distribution to the members, ratably in proportion to the Units respectively owned by such members as set forth on Annex A.

ARTICLE X.

PREEMPTIVE RIGHTS

Section 10.1 General.

Section 10.1.1. If the Company proposes to issue or incur, as applicable, any (a) equity securities, (b) debt securities or other Indebtedness, (c) securities convertible into or exercisable or exchangeable for equity or debt securities or other Indebtedness or (d) other securities, other than Excluded Securities (as defined in Section 10.1.4) (collectively, the “Offered Securities”), the Company shall deliver to each Principal Stockholder and its applicable Partial Rights Transferees a written notice (which notice shall state the number or amount of the Offered Securities proposed to be issued, the purchase price therefor and any other material terms or conditions of the proposed Offered Securities and of their issuance or incurrence, as applicable, including any linked or grouped securities which comprise Offered Securities) of such issuance or incurrence, as applicable (the “Preemptive Offer Notice”) at least ten Business Days prior to the date of the proposed issuance (the period beginning on the date that the Preemptive Offer Notice is delivered to the Principal Stockholders and applicable Partial Rights Transferees and the date that is ten Business Days following such date being the “Preemptive Offer Period”).

Section 10.1.2. Each Principal Stockholder and applicable Partial Rights Transferees shall have the option, exercisable at any time during the Preemptive Offer Period by delivering a written notice to the Company (a “Preemptive Offer Acceptance Notice”), (a) to subscribe for the number or amount of such Offered Securities up to its Proportionate Percentage (excluding for the purposes of this calculation shares of Holdco Common Stock beneficially owned by Persons who are not Principal Stockholders or their applicable Partial Rights Transferees) of the total number or amount of Offered Securities proposed to be issued and (b) in the case of Offered Securities that are not debt securities or other Indebtedness, to offer to subscribe for up to its Proportionate Percentage (excluding for the purposes of this calculation shares of Holdco Common Stock beneficially owned by Persons who are not Subscribing Preemptive Rights Holders) of the Offered Securities not subscribed for by the other Principal Stockholders or their applicable Partial Rights Transferees (as further described below). In the case of Offered Securities that are not debt securities or other Indebtedness, any Offered Securities not subscribed for by a Principal Stockholder or applicable Partial Rights Transferees shall be deemed to be re-offered to and accepted by each of the other Principal Stockholders and applicable Partial Rights Transferees that has exercised its option specified in clause (b) of the immediately preceding sentence (each a “Subscribing Preemptive Rights Holder”), with respect to the lesser of (i) the amount specified in such Subscribing Preemptive Rights Holder’s Preemptive Offer Acceptance Notice and (ii) an amount equal to the Offered Securities not subscribed for by the Principal Stockholders and applicable Partial Rights Transferees who are not Subscribing Preemptive Rights Holders. Such deemed re-offer and acceptance procedures described in the immediately preceding sentence shall be deemed to be repeated until either (A) all of the Offered Securities are accepted by the Principal Stockholders and applicable Partial Rights Transferees or (B) no Principal Stockholders or applicable Partial Rights Transferees desire to subscribe for more Offered Securities. The Company shall notify each Subscribing Preemptive Rights Holder within five Business Days following the expiration of the Preemptive Offer Period of the number or amount of Offered Securities which such Subscribing Preemptive Rights Holder has subscribed to purchase.

Section 10.1.3. If Preemptive Offer Acceptance Notices are not given by the Principal Stockholders and applicable Partial Rights Transferees for all the Offered Securities, the Company may issue the part of such Offered Securities as to which Preemptive Offer

Acceptance Notices have not been given by the Principal Stockholders and their applicable Partial Rights Transferees (the “Refused Securities”) to any other Person (a “New Investor”) in accordance with the terms and conditions set forth in the Preemptive Offer Notice. Any Refused Securities not purchased by one or more New Investors in accordance with this Section 10.1.3 within 60 days after the expiration of the Preemptive Offer Period may not be sold or otherwise disposed of until they are again offered to the Principal Stockholders under the procedures specified in this Section 10.1.

Section 10.1.4. The rights under this Article X shall not apply to the following securities issued by the Company at any time in compliance with the Stockholder Agreement (the “Excluded Securities”):

(a) Units issued as a dividend on Units or upon any split of Units;

(b) securities issued in connection with a consolidation, merger, purchase of all or substantially all of the assets or similar transaction involving the Company or any of its Subsidiaries, on the one hand, and a business entity that is not an Affiliate (disregarding clauses (i)(y) and (ii) of the definition of such term) of the Company or one of the Principal Stockholders, on the other hand, in each case to the extent that such transaction is conducted in compliance with the Stockholder Agreement;

(c) with the approval of a majority of the Board and, for so long as any Principal Stockholder’s Proportionate Percentage is at least 5%, the approval of at least one Manager nominated to the board of directors of Holdco by such Principal Stockholder (to the extent such Principal Stockholder has the right to nominate a director to the board of directors of Holdco pursuant to Section 2 of the Stockholder Agreement), securities issued as an equity kicker to one or more Persons to whom the Company or one or more of its Subsidiaries is becoming Indebted in connection with the incurrence of such Indebtedness by the Company or any of its Subsidiaries, provided that such incurrence otherwise occurs in compliance with the Stockholder Agreement, and provided further that (i) to the extent any Principal Stockholder or Partial Rights Transferee exercises its Preemptive Rights to such Indebtedness, it shall be entitled to Preemptive Rights pursuant to this Article X (without respect to this Section 10.1.4(c)) with respect to such securities issued as an equity kicker), and (ii) the effect of such issuance does not discriminate against any Principal Stockholder (including by having a different adverse impact on any Principal Stockholder based on such Principal Stockholder’s identity or any of its attributes);

(d) with the approval of a majority of the Board and, for so long as any Principal Stockholder’s Proportionate Percentage is at least 5%, the approval of at least one Manager nominated to the board of directors of Holdco by such Principal Stockholder (to the extent such Principal Stockholder has the right to nominate a director to the board of directors of Holdco pursuant to Section 2 of the Stockholder Agreement), to the extent that the Company concludes that an issuance is appropriate and desirable and to further the business relationship with a customer of the Company or one of its Subsidiaries, equity securities issued on customary terms to such customer, provided that such customer is not an Affiliate (disregarding clauses (i)(y) and (ii) of the definition of such term) of the Company or one of the Principal Stockholders, provided further that the effect of such issuance does not discriminate against any Principal Stockholder (including by having a different adverse impact on any Principal Stockholder based on such Principal Stockholder’s identity or any of its attributes);

(e) securities issued by the Company to Holdco or any Subsidiary of Holdco; and

(f) securities issued upon the exercise, conversion or exchange of any options, warrants or any other derivative securities of the Company issued in compliance with (or not otherwise in violation of) this Article X.

Section 10.2 Termination. The rights set forth in this Article X shall terminate immediately prior to the consummation of a Qualified Public Offering.

Section 10.3 Treasury Stock. For the avoidance of doubt, the Transfer (other than to a wholly owned Subsidiary of the Company) by the Company or any of its Subsidiaries of any security issued by the Company shall be deemed to be an issuance of such security by the Company for the purposes of this Agreement.

Section 10.4 Certain Debt Issuances. Notwithstanding anything to the contrary set forth in this Article X, if the managing underwriters for an offering of debt securities, or the lead arrangers for issuances of bank or other Indebtedness by the Company, advise the Company in writing that, in their opinion, the availability of Preemptive Rights to the Principal Stockholders and their Partial Rights Transferees would significantly jeopardize the success of such offering or debt raising (including by adversely affecting the terms on which such debt securities or Indebtedness could be issued or incurred, as applicable), then the Company shall provide notice of such opinion in the Preemptive Rights Notice and no Principal Stockholder or Partial Rights Transferee shall have any such Preemptive Rights pursuant to Section 10.1 with respect to such offering or incurrence of debt securities or Indebtedness; provided, however, that, the Principal Stockholders may participate in such offering or debt raising to the extent permitted under Section 8(f) of the Stockholder Agreement.

ARTICLE XI.

INDEMNIFICATION

Section 11.1 Right to Indemnification. To the fullest extent that the General Corporations Law or any other Law of Puerto Rico as the same exists or is hereafter amended permits, each Person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (each, a “proceeding”), by reason of the fact that he or she is or was a member, manager, officer or resident agent of the Company or, while a member, manager, officer or resident agent of the Company, is or was serving at the request of the Company as a member, manager, officer, resident agent or as an employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan (hereinafter a “Covered Person”), whether the basis of such proceeding is alleged action in an official capacity as a member, manager, officer, employee, agent or resident agent, or in any other capacity while serving as a member, manager, officer, employee, agent or resident agent, shall be indemnified and held harmless by the Company to the fullest extent authorized or permitted by applicable Law, as the same exists or may hereafter be amended, against all expenses, liability and loss (including, without limitation, attorneys’ fees and expenses, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred or suffered by such Covered Person in connection with such proceeding if such Person acted in good faith and in a manner such Person reasonably believed to be in or not opposed to the best interest of the Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe such Person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that such Person (i) did not act in good faith and in a manner which such Person reasonably believed to be in or not opposed to the best interests of the Company, and (ii) with respect to any criminal action or proceeding, had reasonable cause to believe that such Person’s conduct was unlawful; provided, however, that, except as provided in Section 11.3 with respect to proceedings to enforce rights to indemnification and advancement of expenses, the Company shall indemnify a Covered Person in connection with a proceeding (or part thereof) initiated by such Covered Person only if such proceeding (or part thereof) was authorized by the Board.

Section 11.2 Right to Advancement of Expenses. In addition to the right to indemnification conferred in Section 11.1, a Covered Person also shall have the right to be paid by the Company for the expenses (including, without limitation, attorneys’ fees and expenses) incurred in defending, testifying or otherwise participating in any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the General Corporations Law requires, an advancement of expenses incurred by a Covered Person in his or her capacity as a Manager or officer of the Company (and not in any other capacity in which service was or is rendered by such Covered Person, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Company of an undertaking (hereinafter an “undertaking”), by or on behalf of such Covered Person, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such Covered Person is not entitled to be indemnified for such expenses under this Article XI or otherwise.

Section 11.3 Right of Indemnitee to Bring Suit. If a claim under Section 11.1 or Section 11.2 is not paid in full by the Company within 60 days after a written claim therefor has been received by the Company, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the Covered Person may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Company to recover an advancement of expenses pursuant to the terms of an undertaking, the Covered Person also shall be entitled to be paid the expense of prosecuting or defending such suit. In any suit brought by (a) the Covered Person to enforce a right to indemnification hereunder (but not in a suit brought by a Covered Person to enforce a right to an advancement of expenses) or (b) the Company to recover an advancement of expenses pursuant to the terms of an undertaking, the Company shall be entitled to recover such expenses upon a final adjudication that, the Covered Person has not met any applicable standard for indemnification set forth in the General Corporations Law. Neither the failure of the Company (including its Managers who are not parties to such action, a committee of such Managers, independent legal counsel or its members) to have made a determination prior to the commencement of such suit that indemnification of the Covered Person is proper in the circumstances because the Covered Person has met the applicable standard of conduct set forth in the General Corporations Law, nor an actual determination by the Company (including a determination by its Managers who are not parties to such action, a committee of such Managers, independent legal counsel or its members) that the Covered Person has not met such applicable standard of conduct, shall create a presumption that the Covered Person has not met the applicable standard of conduct or, in the case of such a suit brought by the Covered Person, shall be a defense to such suit. In any suit brought by the Covered Person to enforce a right to indemnification or to an advancement of expenses hereunder or by the Company to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Covered Person is not entitled to be indemnified, or to such advancement of expenses, under this Article XI or otherwise shall be on the Company.

Section 11.4 Non-Exclusivity of Rights. The rights provided to Covered Persons pursuant to this Article XI shall not be exclusive of any other right that any Covered Person may have or hereafter acquire under applicable Law, this Agreement, the Certificate of Formation, the Stockholder Agreement, any other agreement or a vote of disinterested members or Managers or otherwise.

Section 11.5 Insurance. The Company may maintain insurance, at its expense, to protect itself and/or any Manager, director, partner, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such Person against such expense, liability or loss under the General Corporations Law.

Section 11.6 Indemnification of Other Persons. This Article XI shall not limit the right of the Company to the extent and in the manner authorized or permitted by Law to indemnify and to advance expenses to Persons other than Covered Persons. Without limiting the foregoing, the Company may, to the extent authorized from time to time by the Board, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Company and to any other Person who is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, to the fullest extent of the provisions of this Article XI with respect to the indemnification and advancement of expenses of Covered Persons under this Article XI.

Section 11.7 Amendments. Any repeal or amendment of this Article XI by the Board or the members of the Company or by changes in applicable Law or the adoption of any other provision of this Agreement inconsistent with this Article XI, shall, to the extent permitted by applicable Law, be prospective only (except to the extent such amendment or change in applicable Law permits the Company to provide broader indemnification rights to Covered Persons on a retroactive basis than permitted prior thereto) and will not in any way diminish or adversely affect any right or protection existing hereunder in respect of any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

Section 11.8 Certain Definitions. For purposes of this Article XI, (a) references to “other enterprise” shall include any employee benefit plan; (b) references to “fines” shall include any excise taxes assessed on a Person with respect to an employee benefit plan; (c) references to

“serving at the request of the Company” shall include any service that imposes duties on, or involves services by, a Person with respect to any employee benefit plan, its participants or beneficiaries; and (d) a Person who acted in good faith and in a manner such Person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interest of the Company.”

Section 11.9 Contract Rights. The rights provided to Covered Persons pursuant to this Article XI (a) shall be contract rights based upon good and valuable consideration, pursuant to which a Covered Person may bring suit as if the provisions of this Article XI were set forth in a separate written contract between the Covered Person and the Company, (b) shall fully vest at the time the Covered Person first assumes his or her position as a Manager or officer of the Company, (c) are intended to be retroactive and shall be available with respect to any act or omission occurring prior to the adoption of this Article XI, (d) shall continue as to a Covered Person who has ceased to be a Manager or officer of the Company and (e) shall inure to the benefit of the Covered Person’s heirs, executors and administrators.

Section 11.10 Severability. If any provision or provisions of this Article XI shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Article XI shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Article XI (including, without limitation, each such portion of this Article XI containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

Section 11.11 Indemnitor of First Resort. The Company hereby acknowledges that Covered Persons may have certain rights to indemnification, advancement of expenses and/or insurance provided by one or more Persons who employ Covered Persons or of which any Covered Person is a partner or member or with such Persons’ respective affiliated investment funds, managed funds and management companies, if applicable, or such Persons’ respective affiliates (collectively, the “Secondary Indemnitors”). The Company hereby agrees (i) that it is the indemnitor of first resort—meaning that, its obligations under this Article XI are primary and any obligation of the Secondary Indemnitors to advance expenses and provide indemnification for the same expenses and liabilities incurred by Covered Persons are secondary, (ii) that it shall be required to advance the full amount of expenses incurred by Covered Persons and shall be liable for the full amount of any losses, claims, damages, liabilities and expenses (including, without limitation, attorneys’ fees and expenses, judgments, fines, penalties and amounts paid in settlement) to the extent legally permitted and as required by the terms of this Agreement, the Certificate of Formation, the Stockholder Agreement or any other agreement between the Company and any Covered Persons, without regard to any rights that Covered Persons may have against the Secondary Indemnitors and (iii) that it irrevocably waives, relinquishes and releases the Secondary Indemnitors from any and all claims that it has or may have against the Secondary Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Secondary Indemnitors shall affect the foregoing and that the Secondary Indemnitors shall be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Covered Persons against the Company. The Company and each Covered Person agree that Secondary Indemnitors are express third-party beneficiaries of this Article XI.

ARTICLE XII.

LIMITED LIABILITY COMPANY OPPORTUNITIES;

INTERESTED MEMBERS, MANAGERS AND OFFICERS

Section 12.1 If any (a) Manager nominated to the board of directors of Holdco (and then serving on the Board) by a Principal Stockholder or Partial Rights Transferee (other than a Management Manager) or (b) Holder (other than a Management Holder) (i) acquires knowledge of a potential transaction or matter that may be an investment or business opportunity or prospective economic or competitive advantage in which the Company or any of its Subsidiaries could have an interest or expectancy (a “Competitive Opportunity”) or (ii) otherwise is then exploiting any Competitive Opportunity, neither the Company nor any of its Subsidiaries will have any interest in, or expectation that, such Competitive Opportunity be offered to it. Any such interest or expectation is hereby renounced, so that such Manager or Holder shall (x) have no duty to communicate or present such Competitive Opportunity to the Company or any of its Subsidiaries and (y) have the right to either hold any such Competitive Opportunity for such Manager’s or Holder’s own account and benefit or to recommend, assign or otherwise transfer such Competitive Opportunity to Persons other than the Company or any Subsidiary of the Company. For the avoidance of doubt, in no event shall Apollo, Popular or any of their respective Affiliates be deemed to be either a Management Manager or Management Holder for purposes of this Article XII.

Section 12.2 Validity. Any contract or other transaction between the Company and any of its members, Managers or officers (or any corporation or firm in which any of them are directly or indirectly interested) shall be valid for all purposes notwithstanding the presence of such members, Managers or officers at the meeting authorizing such contract or transaction or his participation or vote in such meeting or authorization only if the material facts of the relationship or the interest of each such members, Managers or officers is known or disclosed:

(a) to the Board and it nevertheless in good faith authorizes or ratifies the contract or transaction by a majority of the Managers present, each such interested Manager to be counted in determining whether a quorum is present but not in calculating the majority necessary to carry the vote; or

(b) to the members and they nevertheless in good faith authorize or ratify the contract or transaction by a majority of the Units present, each such interested member to be counted in determining whether a quorum is present but not in calculating the majority necessary to carry the vote.

Section 12.3 Nonexclusive. This provision shall not be construed to invalidate any contract or transaction that would be valid in the absence of this provision.

ARTICLE XIII.

MISCELLANEOUS

Section 13.1 Definitions. Defined terms in this Agreement, and in the Appendices and Annexes to this Agreement, which may be identified by the capitalization of the first letter of each principal word thereof, have the meanings assigned to them in Appendix A. Other terms may be defined elsewhere in the text of this Agreement and, unless otherwise indicated, shall have such meaning throughout this Agreement and the Appendices and Annexes hereto.

Section 13.2 Place of Meetings. All members, Managers and committee meetings shall be held at such place or places, within or outside of the Commonwealth of Puerto Rico, as shall be designated from time to time by the Board or such committee and stated in the notices thereof. If no such place is so designated, said meetings shall be held at the principal business office of the Company.

Section 13.3 Fixing Record Dates.

(a) In order that the Company may determine the members entitled to notice of or to vote at any meeting of members or any adjournment thereof, the Board may fix, in advance, a record date that shall not precede the date upon which the resolution fixing the record date is adopted by the Board, which record date shall not be more than 60 nor less than ten days prior to any such action. If no record date is fixed by the Board, the record date for determining members entitled to notice of or to vote at a meeting of members shall be at the close of business on the day next preceding the day notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of members of record entitled to notice of or to vote at a meeting of members shall apply to any adjournment of the meeting; provided, however, that, the Board may fix a new record date for the adjourned meeting.

(b) In order that the Company may determine the members entitled to consent to limited liability company action in writing without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board and which record date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board. If no record date has been fixed by the Board, the record date for determining members entitled to consent to limited liability company action in writing without a meeting, when no prior action by the Board is otherwise required, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Company by delivery to its registered office in the Commonwealth of Puerto Rico, its principal place of business or to an officer or agent of the Company having custody of the book in which proceedings of meetings of members are recorded. Delivery made to the Company’s registered office shall be by hand delivery or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board and prior action by the Board is required, the record date for determining members entitled to consent to limited liability company action in writing without a meeting shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.

(c) In order that the Company may determine the members entitled to receive payment of any dividend or other distribution or allotment of any rights or the members entitled to exercise any rights in respect of any change, conversion or exchange of Units, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining members for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

Section 13.4 Means of Giving Notice. Whenever under Law, this Agreement, the Certificate of Formation or the Stockholder Agreement, notice is required to be given to any Manager or member such notice may be given in writing and delivered personally, through the United States mail, by a recognized express delivery service (such as Federal Express) or by means of telegram, telex or facsimile transmission, addressed to such Manager or Member at his address or telex or facsimile transmission number, as the case may be, appearing on the records of the Company, with postage and fees thereon prepaid. Such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail or with an express delivery service or when transmitted, as the case may be. Notice of any meeting of the Board may be given to a Manager by telephone and shall be deemed to be given when actually received by the Manager.

Section 13.5 Waiver of Notice. Except as otherwise provided in this Agreement, whenever any notice is required to be given by Law, this Agreement, the Certificate of Formation or the Stockholder Agreement, a written waiver of such notice, signed before or after the date of such meeting by the Person or Persons entitled to said notice, shall be deemed equivalent to such required notice. All such waivers shall be filed with the limited liability company records. Attendance at a meeting shall constitute a waiver of notice of such meeting, except where a Person attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Section 13.6 Attendance via Communications Equipment. Unless otherwise restricted by Law, this Agreement, the Certificate of Formation or the Stockholder Agreement, members of the Board, any committee thereof or the members may hold a meeting by means of telephone conference or other communications equipment by means of which all Persons participating in the meeting can effectively communicate with each other. Such participation in a meeting shall constitute presence in person at the meeting, except where a Person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. The Board shall make such communications equipment available upon the request of any Manager.

Section 13.7 Reports to Members. The Board shall present at each annual meeting of members and at any special meeting of members when called for by vote of the members, a statement of the business and condition of the Company.

Section 13.8 Contracts and Negotiable Instruments. Except as otherwise provided by Law or this Agreement, any contract or other instrument relative to the business of the Company may be executed and delivered in the name of the Company and on its behalf by the Chairman of the Board or the President. The Board may authorize any other officer or agent of the Company to enter into any contract or execute and deliver any contract in the name and on behalf of the Company, and such authority may be general or confined to specific instances as the Board may by resolution determine. All bills, notes, checks or other instruments for the payment of money shall be signed or countersigned by such officer, officers, agent or agents and in such manner as are permitted by this Agreement and/or as, from time to time, may be prescribed by resolution

(whether general or special) of the Board. Unless authorized to do so by this Agreement or by the Board, no officer, agent or employee shall have any power or authority to bind the Company by any contract or engagement or to pledge its credit or to render it liable pecuniarily for any purpose or any amount.

Section 13.9 Fiscal Year. The fiscal year of the Company shall end on December 31 of each calendar year.

Section 13.10 Seal. The seal of the Company shall be in such form as shall from time to time be adopted by the Board. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced. Whenever the Company is permitted or required to affix its seal to a document, it shall be sufficient to meet the requirements of any Law relating to a seal to place the word “SEAL” adjacent to the signature of the Person authorized to execute the document on behalf of the Company.

Section 13.11 Books and Records. The Company shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its members, Board and committees and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its members, giving the names and addresses of all members and the number and class of the Units held by each.

Section 13.12 Resignation. Any Manager, committee member, officer or agent may resign by giving written notice to the Chairman of the Board, the President or the Secretary. The resignation shall take effect at the time specified therein or, if no time is specified, immediately. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 13.13 Surety Bonds. Such officers and agents of the Company (if any) as the President or the Board may direct, from time to time, shall be bonded for the faithful performance of their duties and for the restoration to the Company, in case of their death, resignation, retirement, disqualification or removal from office, of all books, papers, vouchers, money and other property of whatever kind in their possession or under their control belonging to the Company, in such amounts and by such surety companies as the President or the Board may determine. The premiums on such bonds shall be paid by the Company and the bonds so furnished shall be in the custody of the Secretary.

Section 13.14 Proxies in Respect of Securities of Other Corporations. The Board may from time to time appoint an attorney or attorneys or an agent or agents for the Company to exercise, in the name and on behalf of the Company, the powers and rights that the Company may have as the holder of stock or other securities in any other corporation to vote or consent in respect of such stock or other securities. The Board may instruct such person or persons as to the manner of exercising such powers and rights. The Board may cause to be executed, in the name and on behalf of the Company and under its limited liability company seal or otherwise, all such written proxies or other instruments as he may deem necessary or proper in order that the Company may exercise such powers and rights.

Section 13.15 Conflict with Stockholder Agreement. To the extent that the terms of this Agreement and the terms of the Stockholder Agreement are inconsistent, the terms of the Stockholder Agreement shall control and govern.

Section 13.16 Amendments. The Company reserves the right to amend, restate, alter, change or repeal any provision contained in this Agreement by (a) the affirmative vote of the members holding at least a majority of the Units then outstanding and entitled to vote at a meeting of the members of the Company and (b)(i) prior to the initial Qualified Public Offering, for so long as any Principal Stockholder beneficially owns, together with its Affiliates, at least 10% of the class A shares of Holdco Common Stock then outstanding, the written consent of such Principal Stockholder and (ii) following the initial Qualified Public Offering, for so long as any Principal Stockholder beneficially owns, together with its Affiliates, at least 20% of the class A shares of Holdco Common Stock then outstanding, the written consent of such Principal Stockholder. Except as set forth in Article XI, all rights, preferences and privileges herein conferred upon members, Managers or any other Persons by and pursuant to this Agreement in its present form or as hereafter amended are granted subject to the right reserved in this Section 13.6.

Section 13.17 Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of the paragraph of this Agreement containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of the paragraph of this Agreement containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

IN WITNESS WHEREOF, the undersigned has executed, or caused to be executed, this Agreement as of the date first written above.

MEMBER

CARIB HOLDINGS, LLC

By:	/s/ Carlos Ramírez
Name: Carlos Ramírez
Title: Executive Vice President

Signature to Limited Liability Company Operating Agreement of EVERTEC, LLC

Appendix A

In this Appendix, and in the Agreement and the Annexes hereto, the following terms shall have the meanings assigned below, and the terms listed in the chart below shall have the meanings assigned to them in the Section of this Agreement set forth opposite of such term.

Term:	Section:
advancement of expenses	Section 11.2
Agreement	Preamble
Board	Section 1.1
Certificate of Formation	Section 1.1
Certificate of Incorporation	Recitals
Code	Section 8.1
Company	Preamble
Competitive Opportunity	Section 12.1
Conversion	Recitals
Covered Person	Section 11.1
Excluded Securities	Section 10.1.4
final adjudication	Section 11.2
General Corporations Law	Recitals
Managers	Section 2.2
Members	Preamble
New Investor	Section 10.1.3
Offered Securities	Section 10.1.1
Preemptive Offer Acceptance Notice	Section 10.1.2
Preemptive Offer Notice	Section 10.1.1
Preemptive Offer Period	Section 10.1.1
proceeding	Section 11.1
Refused Securities	Section 10.1.3
Required Officers	Section 6.1
Secondary Indemnitors	Section 11.11
Subscribing Preemptive Rights Holder	Section 10.1.2
undertaking	Section 11.2

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“Adoption Agreement” means an Adoption Agreement in the form attached as Exhibit A to the Stockholder Agreement.

“Affiliate” means, with respect to any Person, any other Person, directly or indirectly, through one or more intermediaries, Controlling, Controlled by, or under common Control with, such Person. Notwithstanding the foregoing, (i) with respect to Apollo, the term “Affiliate” shall (x) include any investment fund with respect to which Apollo Global Management LLC or its Controlled Affiliates (including its and their respective successors) are the sole, or if not sole, primary investment managers and, subject to clause (y) below, each of their Subsidiaries and (y) not include portfolio companies of Apollo Global Management LLC or its Controlled Affiliates and, (ii) with respect to Popular (to the extent that at the time of determination it is engaged in a private equity or similar business), the term “Affiliate” shall not include portfolio companies of Popular or its Controlled Affiliates.

“Apollo” means AP Carib Holdings, Ltd., an exempted company organized under the laws of the Cayman Islands.

“Assignment in Part” has the meaning ascribed to such term in Section 10 of the Stockholder Agreement.

“Assignment in Whole” has the meaning ascribed to such term in Section 10 of the Stockholder Agreement.

“beneficially owned”, “beneficial ownership” and similar phrases have the same meanings as such terms have under Rule 13d-3 (or any successor rule then in effect) under the Exchange Act, except that in calculating the beneficial ownership of any member, such member shall be deemed to have beneficial ownership of all securities that such member has the right to acquire, whether such right is currently exercisable or is exercisable upon the occurrence of a subsequent event. Notwithstanding the foregoing, no Principal Stockholder shall be deemed to beneficially own any Holdco Common Stock or Units beneficially owned by another Person who is not a Controlled Affiliate of such Principal Stockholder’s Ultimate Parent Entity (disregarding solely for the purposes of determining the Holdco Common Stock or Units beneficially owned by such Person, (i) application of this sentence to any Holdco Common Stock or Units that have been Transferred (other than in the form of a pledge, hypothecation or similar grant of a security interest only and which shall not involve the grant of a proxy or other right with respect to the voting of such Holdco Common Stock or Units) to such Person in compliance with this Agreement and (ii) any Group Securities with respect to such Person), including without limitation, another Principal Stockholder or any Partial Rights Transferee, in either case, that is not a Controlled Affiliate of such Principal Stockholder’s Ultimate Parent Entity.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banks in New York, New York or San Juan, Puerto Rico are authorized or obligated by Law or executive order to close.

“Complete Rights Transferees” means (i) any Person to whom Apollo or Popular, as the case may be, (A) Transfers 80% or more of the Holdco Common Stock held by it and its Affiliates as of September 30, 2010 and (B) has made or is making an Assignment in Whole and

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(ii) any Person to whom a Complete Rights Transferee (A) Transfers 100% of the Holdco Common Stock acquired by such Complete Rights Transferee in connection with an Assignment in Whole pursuant to which such Complete Rights Transferee became a Complete Rights Transferee and (B) has made or is making an Assignment in Whole; provided, that, in each case, such Transferee (x) has acquired such Holdco Common Stock in one or more Transfers of Holdco Common Stock that comply with the terms and conditions of the Stockholder Agreement, including the requirements set forth in Section 4 of the Stockholder Agreement and (y) has executed and delivered an Adoption Agreement to each party to the Stockholder Agreement.

“Control,” and its correlative meanings, “Controlling” and “Controlled,” means the possession, directly or indirectly, of the power to direct, or cause the direction of, the management and policies of a Person, whether through the ownership of voting securities, contract or otherwise.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Government Entity” means any federal, national, supranational, state, provincial, Commonwealth, local or foreign or similar government, governmental subdivision, regulatory or administrative body or other governmental or quasi-governmental agency, tribunal, commission, court, judicial or arbitral body or other entity with competent jurisdiction.

“Group Securities” means any Holdco Common Stock or Units beneficially owned by a Person solely as a result of the Stockholder Agreement and, for the avoidance of doubt, which have not been Transferred to such Person’s Ultimate Parent Entity or any of its Controlled Affiliates.

“Holdco” means Carib Latam Holdings, Inc., a corporation organized under the laws of the Commonwealth of Puerto Rico.

“Holdco Common Stock” means the common stock of Holdco, par value $0.01 per share.

“Holders” means the holders of Holdco Common Stock who are parties to the Stockholder Agreement as set forth in Schedule I to the Stockholder Agreement, as the same may be amended or supplemented from time to time.

“Indebtedness” and its correlative meaning, “Indebted,” means, with respect to any Person, (a) all indebtedness of such Person, whether or not contingent, for borrowed money and (b) all obligations of such Person evidenced by notes, bonds, debentures or other similar debt instruments.

“Law” means any local, state, provincial, federal, national, supranational, foreign, Commonwealth of Puerto Rico, foreign or similar law, statute, ordinance, rule, regulation, code, order, writ, judgment, injunction, directive, guideline or decree enacted, issued, promulgated, enforced or entered by a Government Entity or Self-Regulatory Organization (including, for the sake of clarity, any policy statement or interpretation that has the force of law with respect to any of the foregoing and including common law).

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“Management Holder” means a Holder who is employed by, or serves as a consultant or director to, the Company, Holdco or any of their respective Subsidiaries, provided that in no event shall Apollo, Popular or any of their respective Affiliates be deemed a Management Holder.

“Management Manager” means (i) for so long as Félix M. Villamil Pagani holds the position of Vice Chairman of the Board, as appointed by the Board, Mr. Villamil, and (ii) if Mr. Villamil no longer holds the position of Non-Executive Vice Chairman, the individual holding the office of Chief Executive Officer of the Company from time to time.

“Partial Rights Transferee” means (i) any Person to whom a Principal Stockholder (A) Transfers 20% or more of the Holdco Common Stock held by Apollo or Popular as of the date of September 30, 2010 and (B) has made or is making an Assignment in Part and, except as set forth in Section 10(d) to the Stockholder Agreement, solely to the extent of such Assignment in Part, and (ii) any Person to whom a Partial Rights Transferee (A) Transfers 100% of the Holdco Common Stock acquired by such Partial Rights Transferee in connection with the Assignment in Part pursuant to which such Partial Rights Transferee became a Partial Rights Transferee and (B) has made or is making an Assignment in Part of all rights assigned to such Partial Rights Transferee and, except as set forth in Section 10(d) to the Stockholder Agreement, solely to the extent of such Assignment in Part; provided, that, in each case, (x) such Transferee (1) has acquired such Holdco Common Stock in one or more Transfers of Holdco Common Stock that comply with the terms and conditions of the Stockholder Agreement, including the requirements set forth in Section 4 of the Stockholder Agreement and (2) has agreed in writing to comply with the terms and conditions of the Stockholder Agreement applicable to Partial Rights Transferees, (y) in the case of an Assignment in Part by a Principal Stockholder involving the assignment of a 5% Board Right or 10% Board Right (in each case, as defined in the Stockholder Agreement), such Principal Stockholder shall not make such Assignment in Part unless it and such Transferee have agreed (and set forth such agreement in the Adoption Agreement entered into in connection with such Transfer) whether the director(s) nominated to the board of directors of Holdco by such Principal Stockholder or such Transferee shall resign from the board of directors of Holdco and the Board in the event such Principal Stockholder loses its right under Section 2 to the Stockholder Agreement to nominate one or more directors to the board of directors of Holdco, and (z) in the case of an Assignment in Part by a Partial Rights Transferee, such Partial Rights Transferee shall not make such Assignment in Part until such Transferee has agreed (and set forth such agreement in the Adoption Agreement entered into in connection with such Transfer) to be bound by the agreement in respect of the resignation of directors of Holdco set forth in clause (y) above between such Partial Rights Transferee and the Principal Stockholder who made the initial Assignment in Part giving rise to such rights.

“Person” shall be construed broadly and shall include, without limitation, an individual, a trust, a partnership, a corporation, an association, a joint venture, a joint stock company, a joint venture, a limited liability company, an unincorporated organization and a Governmental Entity or any department, agency or political subdivision thereof.

“Popular” means Popular, Inc., a corporation organized under the laws of the Commonwealth of Puerto Rico.

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“Principal Stockholder” means Apollo, Popular and each of their respective Complete Rights Transferees.

“Proportionate Percentage” means, with respect to any Person at the time of an event, a fraction (expressed as a percentage) the numerator of which is the total number of outstanding class A shares of Holdco Common Stock beneficially owned by such Person’s Ultimate Parent Entity or any of its Controlled Affiliates, in each case at such time, and the denominator of which is the total number of outstanding class A shares of Holdco Common Stock at such time.

“Qualified Public Offering” means an underwritten public offering of Holdco Common Stock by Holdco pursuant to an effective registration statement filed by Holdco with the Securities and Exchange Commission (other than on Forms S-4 or S-8 or successors to such forms) under the Securities Act, pursuant to which the aggregate offering price of the Holdco Common Stock actually sold in such offering is at least $75 million.

“Reconvened Meeting” means a meeting of the members or of the Board, as the case may be, that (i) has been properly called in accordance with this Agreement (including by given proper notice of such meeting in accordance with Section 2.4 or Section 4.3, as applicable) as if such meeting was not an adjourned meeting and (ii) has the same agenda as a previously convened meeting that was adjourned due to the lack of a quorum.

“Securities Act” means the Securities Act of 1933, as amended.

“Self-Regulatory Organization” means the NYSE, the FINRA, the American Stock Exchange, the National Futures Association, the Chicago Board of Trade, any national securities exchange (as defined in the Exchange Act), any other securities exchange, futures exchange, contract market, exchange or corporation or similar self-regulatory body or organization.

“Stockholder Agreement” means that certain Stockholder Agreement, dated as of April 17, 2012, among Holdco, Apollo, Popular and each of the other Holders party thereto, as it may be amended, restated, supplemented or otherwise modified from time to time.

“Subsidiary” means, with respect to any Person, any corporation, association, partnership, limited liability company or other business entity of which 50% or more of the total voting power or equity interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, representatives or trustees thereof is at the time owned or Controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person, or (iii) one or more Subsidiaries of such Person.

“Transfer” means any direct or indirect sale, assignment, transfer, conveyance, gift, bequest by will or under intestacy laws, pledge, hypothecation or other Encumbrance, or any other disposition, of the stated security (or any interest therein or right thereto, including the issuance of any total return swap or other derivative whose economic value is primarily based upon the value of the stated security) or of all or part of the voting power (other than the granting of a revocable proxy) associated with the stated security (or any interest therein) whatsoever, or any other transfer of beneficial ownership of the stated security, with or without consideration and whether voluntarily or involuntarily (including by operation of law). Notwithstanding

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anything to the contrary set forth in the Stockholder Agreement, (i) each of (x) a Transfer of equity interests of Popular and (y) a Change of Control of Popular shall be deemed not to constitute a Transfer of any Holdco Common Stock beneficially owned by Popular; (ii) each of (x) a Transfer of equity interests of Apollo’s Ultimate Parent Entity or any of its Controlled Affiliates that is not an SPV Affiliate and (y) a Change of Control of Apollo’s Ultimate Parent Entity or any of its Controlled Affiliates that is not an SPV Affiliate shall be deemed not to constitute a Transfer of any Holdco Common Stock beneficially owned by Apollo’s Ultimate Parent Entity or such Controlled Affiliate, as applicable; and (iii) each of (x) a Transfer of equity interests of any Complete Rights Transferee’s Ultimate Parent Company or any of its Controlled Affiliates that is not an SPV Affiliate and (y) a Change of Control of any Complete Rights Transferee’s Ultimate Parent Company or any of its Controlled Affiliates that is not an SPV Affiliate shall be deemed not to constitute a Transfer of any Holdco Common Stock beneficially owned by such Complete Rights Transferee’s Ultimate Parent Company or such Controlled Affiliate, as applicable; provided that, for the avoidance of doubt, subject to clause (i) above, any Change of Control of an SPV Affiliate shall be deemed to constitute a Transfer of the Holdco Common Stock beneficially owned by such SPV Affiliate.

“Ultimate Parent Entity” means (i) with respect to Apollo, Apollo Global Management LLC and its successors, (ii) with respect to Popular, Popular and its successors and (iii) with respect to a Complete Rights Transferee, (x) the Person which (A)(i) Controls such Complete Rights Transferee or (ii) if no Person Controls such Complete Rights Transferee, the beneficial owner of a majority of the voting power of such Complete Rights Transferee and (B) is not itself Controlled by any other Person that is an Ultimate Parent Entity of such Complete Rights Transferee or, (y) if no such Person exists, the Complete Rights Transferee; provided, that, with respect to determining an Ultimate Parent Entity (i) the Control of any entity by a natural person shall be disregarded and (ii) the Control of any Non-Controlled Public Entity by any Person shall be disregarded.

“Units” means the limited liability company interests of the members of the Company, as set forth on Annex A hereto from time to time.

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Annex A

Member:	Units:
Carib Holdings, LLC	100

c/o EVERTEC LLC
Carr #176, Km 1.3
Cupey Bajo, San Juan, Puerto Rico 00926
P.O. Box 364527
San Juan, Puerto Rico 00936-4527

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